AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON March 31, 2003
                                                 REGISTRATION NO. 333-95659
 ===========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    -----------------------------------

                       POST EFFECTIVE AMENDMENT NO. 1

                                     TO

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    -----------------------------------
                    SOVEREIGN SPECIALTY CHEMICALS, INC.
           (Exact name of registrant as specified in its charter)

                DELAWARE                                36-4176637
            (State or other                         (I.R.S. Employer
     jurisdiction of incorporation               Identification Number)
            or organization)


                         225 West Washington Street
                                 Suite 2200
                          Chicago, Illinois 60606

                    SOVEREIGN SPECIALTY CHEMICALS, INC.
                        EMPLOYEE STOCK PURCHASE PLAN
                         (Full title of the plans)

                               TERRY D. SMITH
                 VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                    SOVEREIGN SPECIALTY CHEMICALS, INC.
                         225 WEST WASHINGTON STREET
                          CHICAGO, ILLINOIS 60606
                               (312) 419-7100
         (Name, address, and telephone number of agent for service)

                        DEREGISTRATION OF SECURITIES

     On January 28, 2000, Sovereign Specialty Chemicals, Inc. (the "Company") filed with the Securities and Exchange Commission, a Registration Statement on Form S-8 (Registration Statement No. 333-95659) (the "Registration Statement") to register 20,000 shares of the Company's common stock, par value $.01 per share, which was issuable under our Employee Stock Purchase Plan (the "ESPP"). The ESPP was terminated on April 30, 2000 after 7,045 shares were sold to employees under the ESPP.

     Pursuant to the undertaking contained in the Registration Statement, the Company is filing this Post-effective Amendment to remove from registration the securities that were included in the Registration Statement but which were not sold under the ESPP. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of all such securities.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois.

Dated: March 31, 2003                     Sovereign Specialty Chemicals, Inc.

                                          By:  /s/  Terry D. Smith
                                             ----------------------------------
                                             Name:  Terry D. Smith
                                             Title: Vice President and Chief
                                                    Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                         SIGNATURE                         CAPACITY


March 31, 2003  /s/ Norman E. Wells, Jr.     Chairman, Chief Executive
                --------------------------   Officer and Director (Principal
                Norman E. Wells, Jr.         Executive Officer)


March 31, 2003  /s/  Terry D. Smith          Vice President, Chief Financial
                --------------------------   Officer, Chief Accounting
                Terry D. Smith               Officer and Treasurer,
                                             (Principal Financial Officer)

March 31, 2003  /s/  Patrick W. Stanton      Principal Accounting Officer,
                --------------------------   Assistant Secretary and
                Patrick W. Stanton           Assistant Treasurer


March 31, 2003            *                  Director
                --------------------------
                Robert B. Covalt

March 31, 2003            *                  Director
                --------------------------
                John L. Garcia

March 31, 2003            *                  Director
                --------------------------
                John D. Macomber

March 31, 2003            *                  Director
                --------------------------
                Robert H. Malott

March 31, 2003            *                  Director
                --------------------------
                Daniel B. Mulholland

March 31, 2003            *                  Director
                --------------------------
                Thomas P. Salice



* The undersigned, by signing her name hereto, does sign and execute this Registration Statement pursuant to the Power of Attorney executed by the above named directors of the Registrant and filed with the Securities and Exchange Commission on behalf of such directors.


                                          /s/  Christine J. Smith
                                          -----------------------------------
                                          Christine J. Smith
                                          Attorney-in-fact